SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 17, 2016

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SITESTAR CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4026 Wards Rd., Suite G1 #271		24502
Lynchburg, VA
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2016, Sitestar Corporation (the “Company”) announced that Roger Malouf resigned as a member of the Company’s Board of Directors (the “Board”). Mr. Malouf informed the Company of his resignation on February 17, 2016 and the resignation was effective on February 22, 2016. Mr. Malouf’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 23, 2016, the Company announced that it appointed Christopher Payne, 44, as a member of the Board. Mr. Payne was appointed by the Board at its meeting on February 17, 2016 and the appointment was effective on February 22, 2016. Mr. Payne will serve on the Audit Committee.

Mr. Payne is currently a manager at a private business valuation firm in Rochester, New York. He has more than 15 years of consulting, corporate finance and Big Four experience. He holds an MBA from George Mason University and a Bachelor of Science in Financial Management from the University of North Carolina at Charlotte. Mr. Payne is considered an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Mr. Payne does not have any interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Payne and any other person pursuant to which he was appointed as a director.

On February 17, 2016, the Board elected Steve L. Kiel as the President and Chief Executive Officer of the Company. Since December 14, 2015 Mr. Kiel has served as the interim President and CEO of the Company.

On February 17, 2016, the Board elected Jeffrey I. Moore as Chairman of the Board. Mr. Moore has served on the Board since October 21, 2013.

A copy of the Press Release dated February 23, 2016 announcing the foregoing is attached hereto as Exhibit 99.1.

Item 8.01 - Other Events

By letter dated February 23, 2016, the Company made demands on Frank R. Erhartic, Jr., its former President and CEO, for restitution for payments that the Company believes Mr. Erhartic inappropriately requested and received from the Company. An investigation revealed that the company has previously claimed 3,318,000 more common shares than it has documentation for, a number which Mr. Erhartic has certified in filings to the Securities and Exchange Commission. The letter to Mr. Erhartic requests information to explain this discrepancy.

The demand was made following the results of an investigation conducted by outside legal and accounting advisors to the Company.

A copy of the Press Release dated February 23, 2016 announcing the foregoing is attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release Dated February 23, 2016

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	February 23, 2016	SITESTAR CORPORATION

		By:	/s/ Daniel Judd
Daniel Judd
CFO

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release Dated February 23, 2016